As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-0907152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3655 Brookside Parkway, Suite 300
Alpharetta, Georgia 30022
(770) 810-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kyle C. Badger

Senior Vice President, General Counsel and Secretary

3655 Brookside Parkway, Suite 300

Alpharetta, Georgia 30022

(770) 810-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

C. Brendan Johnson

Jennifer D’Alessandro

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

(314) 259-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Agilysys, Inc.

1,735,457 Shares of Common Stock

This prospectus relates to the resale of up to 1,735,457 of our shares of common stock, without par value (the “Common Stock”), by the selling stockholder named in this prospectus, consisting of our shares of Common Stock issuable upon conversion of the 1,735,457 shares of the Convertible Preferred Stock (as defined below).

On May 22, 2020, we issued 1,735,457 shares of our convertible preferred stock, without par value, designated as Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) to the selling stockholder in a private offering. The shares of Convertible Preferred Stock are convertible into shares of Common Stock. We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholder. We previously registered the offer and sale of the Common Stock on a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2020, which prior registration statement was declared effective by the SEC on September 14, 2020.

The selling stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Common Stock. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of the Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock covered by this prospectus. We will pay the expenses of registering the shares of Common Stock to be sold in this offering under the Securities Act of 1933, as amended (the “Securities Act”).

Our shares of Common Stock are listed for trading on the National Association for Securities Dealer Quotations (the “NASDAQ”) under the symbol “AGYS.” The last reported sale price of our shares of Common Stock on September 14, 2023 was $69.19 per share.

Investing in our securities involves a high degree of risk. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2023

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” and “AGYS” refer to Agilysys, Inc.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf process, the selling stockholder may offer and sell, from time to time, our shares of Common Stock. Each time the selling stockholder sells shares of Common Stock under the registration statement of which this prospectus forms a part, the selling stockholder will be required to provide a prospectus supplement containing specific information about the terms on which the shares of Common Stock are being offered and sold. Any such prospectus supplement may also add, update or change information contained in this prospectus.

We are responsible for the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholder have authorized anyone to provide you with information or to make any representations about our shares of Common Stock or any offers by the selling stockholder other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by either of us.

Neither we nor the selling stockholder are making any offer to sell, or any offers to buy, our shares of Common Stock in jurisdictions where offers and sales are not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We make available free of charge through our website at http://www.agilysys.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of Common Stock offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the following documents we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 19, 2023 (our “Annual Report”);
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on July 27, 2023;
•

our Current Reports on Forms 8-K, filed on May 31, 2023, August 23, 2023 and September 13, 2023 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•	the “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” set forth on Exhibit 4 to our Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the Common Stock offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:

Agilysys, Inc.

3655 Brookside Parkway

Suite 300

Alpharetta, Georgia 30022

Attention: Investor Relations

(770) 810-7800

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may, from time to time, make “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our current expectations, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, and in many cases, are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services as well as the other risks identified in the risk factors set forth in Item 1A of our Annual Report. Any forward-looking statement made by us in our Annual Report or this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement made in our Annual Report or this prospectus or any other forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future events or otherwise.

THE COMPANY

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative state-of-the-art cloud-native SaaS and on-premise solutions for hotels, resorts and cruise lines, casinos, corporate foodservice management, restaurants, universities, stadiums, and healthcare. The Company’s software solutions include point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications that manage and enhance the entire guest journey. Agilysys also is known for its world-class customer-centric service. Many of the top hospitality companies around the world use Agilysys solutions to improve guest loyalty, drive revenue growth, and increase operational efficiencies.

The Company has just one reportable segment serving the global hospitality industry. Agilysys operates across North America, Europe, Asia-Pacific and India with headquarters located in Alpharetta, Georgia.

Corporate Information

We are a Delaware corporation, with predecessors dating from 1963. We converted to a Delaware corporation in February 2022. Our principal executive offices and corporate services are located at 3655 Brookside Parkway, Suite 300, Alpharetta, Georgia, 30022. Our telephone number is (770) 810-7800. Our website is located at http://www.agilysys.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus or any other report or document filed with or furnished to the SEC.

RISK FACTORS

You should carefully consider each of the risk factors described in our Annual Report, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Forward-Looking Statements.”

USE OF PROCEEDS

The selling stockholder may make offers and sales pursuant to this prospectus and any applicable prospectus supplement and will receive all proceeds from such offers and sales. We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares of Common Stock covered hereby.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware law, our certificate of incorporation (the “Charter”) and our bylaws (the “Bylaws”).

The following summary is a description of the material terms of our share capital and is qualified in its entirety by reference to our Charter and Bylaws.

Capital Stock

Our authorized capital stock is 80,000,000 shares of common stock, without par value (“Common Stock”), and 5,000,000 shares of preferred stock, without par value (“preferred stock”).

Common Stock

All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

Voting

The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held on all matters presented at the Company’s meetings of stockholders. The holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

Dividends

Subject only to any prior rights and preferences of any shares of preferred stock that may be issued and outstanding, the holders of the shares of Common Stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of legally available funds.

Listing

The shares of Common Stock are traded on the NASDAQ under the ticker symbol “AGYS.”

Preferred Stock

Pursuant to our Charter, the preferred stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series as adopted by the Board of Directors.

On May 11, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with MAK Capital One L.L.C., a Delaware limited liability company (the “Purchaser”), pursuant to which the Company issued and sold 1,735,457 shares of Series A Convertible Preferred Stock, without par value (the “Convertible Preferred Stock”), to the Purchaser for an aggregate purchase price of approximately $35 million. The transaction was completed on May 22, 2020.

On May 22, 2020, the Company entered into a Registration Rights Agreement, by and among the Company, MAK Capital Fund L.P., a Bermuda Islands limited partnership and MAK Capital Distressed Debt Fund I, LP, a Delaware limited partnership (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, provides for customary demand, shelf and piggyback registration rights.

Ranking

The Convertible Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of shares of Convertible Preferred Stock (the “Convertible Preferred Stock Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Common Stock.

Dividends

The holders of Convertible Preferred Stock (the “Convertible Preferred Stock Holders”) are entitled to dividends on the Liquidation Preference at the rate of 5.25% per annum, payable either (i) 50% in cash and 50% in kind as an increase in the then-current Liquidation Preference or (ii) 100% in cash, at the option of the Company. The Convertible Preferred Stock Holders are not entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis; however, certain adjustments to the Convertible Preferred Stock may be made in the event of such dividends as described further below. Any dividend amounts that are required to be paid in cash but are not timely paid will be added to the Liquidation Preference.

Redemption

On and after the fifth anniversary of the initial issuance date of the Convertible Preferred Stock, the Company will have the right, and the Convertible Preferred Stock Holders will have the right to require the Company, in each case, at the initiating party’s election, to redeem all of the then-outstanding Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Repurchase Right

Each Convertible Preferred Stock Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $20.1676 per share (as may be adjusted from time to time, as described further below).

Anti-Dilution

The Convertible Preferred Stock Holders are entitled to customary anti-dilution adjustments to the conversion price, the Liquidation Preference and/or the number of outstanding shares of Convertible Preferred Stock for (i) any stock split, stock dividend or similar events, (ii) dividends or distributions made to equityholders of the Company to the extent such dividends or distributions are not made to the Convertible Preferred Stock Holders, including any dividends on Common Stock, (iii) in respect of certain issuances of Common Stock or equity-linked securities occurring during the first 18 months following the initial issuance date of the Convertible Preferred Stock at a price per Common Stock that is less than the average of the closing prices of the Common Stock over the five trading days before the issuance and (iv) repurchases or redemptions of Common Stock at a price greater than fair market value. Certain of the anti-dilution adjustments, including those described in (ii) and (iii) above, are limited by a minimum price floor of $18.09 based on the average closing price for the Company’s Common Stock for the five trading days immediately preceding the date of the Investment Agreement as detailed in the Certificate of Amendment to the Company’s Amended Articles of Incorporation filed in connection with the Private Placement with the Secretary of State of the State of Ohio on May 22, 2020, and the Certificate of Designation of 5.25% Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 2, 2022, in connection with the Company’s reincorporation as a Delaware corporation (the “Certificate of Designation”).

Optional Conversion

Convertible Preferred Stock Holders have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock for conversion at any time; provided, however, that, notwithstanding anything to the contrary in the Certificate of Designation, shares of Convertible Preferred Stock may not be submitted for conversion by the Convertible Preferred Stock Holders when they have been called for redemption by the Company (see “—Redemption” above); they are subject to mandatory conversion by the Company (see Mandatory Conversion below); or they are subject to repurchase by the Company pursuant to the Convertible Preferred Stock Holders’ repurchase right (see “—Repurchase Right” above).

Mandatory Conversion

Subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Convertible Preferred Stock Holders of the election to convert, the daily volume-weighted average price of the Common Stock exceeds 150% of the conversion price.

Voting

The Convertible Preferred Stock Holders are entitled to one vote for each share of Convertible Preferred Stock upon all matters presented to the stockholders of the Company, and except as otherwise provided by the Charter or required by law, the Convertible Preferred Stock Holders and holders of Common Stock will vote together as one class on all matters. Additionally, certain matters will require the approval of two-thirds of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amendments, alterations, repeal or changes to the rights, preferences or privileges of the Convertible Preferred Stock, (ii) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into shares of senior or parity equity securities, (iii) amendments, modifications or repeal of any provision of the Charter or the Bylaws that would adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock and (iv) certain business combinations and binding or statutory share exchanges or reclassification involving the Convertible Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock.

Change of Control

If the Company undergoes a Change of Control (as defined in the Certificate of Designation), the Company has the right, and each Convertible Preferred Stock Holder has the right, in each case, at the initiating party’s election, to require the Company to repurchase all or a portion of its then-outstanding shares of Convertible Preferred Stock for cash consideration equal to (i) 150% of the then-current Liquidation Preference for a Change of Control occurring prior to the third anniversary of the initial issuance date of the Convertible Preferred Stock, (ii) 125% of the then-current Liquidation Preference for a Change of Control occurring on or following the third anniversary and prior to the fifth anniversary of the initial issuance date of the Convertible Preferred Stock and (iii) 100% of the then-current Liquidation Preference for a Change of Control occurring on or following the fifth anniversary of the initial issuance date of the Convertible Preferred Stock.

Composition of Board of Directors; Election; Quorum

In accordance with our Bylaws, the number of Directors may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than three or more than nine members. All Directors shall be elected each year under the voting standards set forth in Article V, Section 1 of the Company’s Charter, and the Directors shall hold office for a term of one year and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors, any additional Directors provided for and elected shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be.

At all meetings of the Board of Directors, a majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the Directors then in office shall constitute a quorum for purposes of filing a vacancy in the Board.

Certain Corporate Anti-Takeover Protections

There are provisions in our Charter and in the Delaware General Corporation Law that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management with respect to us.

Preferred Stock

Our Board of Directors has the authority to issue series of preference shares with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as our Board of Directors may determine, as described above.

Removal of Directors, Vacancies

All the Directors or any individual Director may be removed from office, with or without cause, by a majority vote of the holders of the voting power entitled to vote in the election of Directors.

Vacancies in the Board of Directors, whether caused by the death or resignation or removal of a Director, or by an increase in the authorized number of Directors, or otherwise, may be filled for the unexpired term by a vote of a majority of the remaining Directors, though less than a majority of the whole authorized number of Directors.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 203 does not apply to a corporation if its certificate of incorporation or bylaws state that the corporation expressly elects not to be governed by it. We have not opted out of Section 203.

SELLING STOCKHOLDER

This prospectus relates to the resale of up to 1,735,457 of our shares of Common Stock, without par value, by the selling stockholder named in this prospectus, consisting of our shares of Common Stock issuable upon conversion of 1,735,457 shares of the Convertible Preferred Stock.

On May 22, 2020, we issued 1,735,457 shares of our Convertible Preferred Stock, without par value, designated as Series A Convertible Preferred Stock, to the selling stockholder in a private offering. The shares of Convertible Preferred Stock are convertible into shares of Common Stock. We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholder.

The selling stockholder may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in our shares of Common Stock other than through a public sale.

The table below sets forth the number of shares of Common Stock beneficially owned by the selling stockholder as of September 1, 2023. The number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and beneficially owned and offered by the selling stockholder pursuant to this prospectus may change from that set forth in the table below.

The information set forth below is based on information provided by or on behalf of the selling stockholder prior to the date hereof. Information concerning the selling stockholder may change from time to time. Because the selling stockholder is not obligated to sell the shares of Common Stock, we cannot state with certainty the amount of our shares of Common Stock that the selling stockholder will hold upon consummation of any such sales.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
Name of Selling Stockholder	Number	Percentage(2)		Number(3)	Percentage(2)	Number	Percentage(2)
MAK Capital One L.L.C. (4)(5)	3,952,064	14.6	%(4)	1,735,457	6.4%	2,216,607	8.2%

____________

(1)	Assumes the sale of all the shares of Common Stock offered pursuant to this prospectus. We cannot assure you that the selling stockholder will sell all or any of the Common Stock offered hereby.
(2)

The calculation of the percentage of outstanding shares of Common Stock is based on 27,089,375 outstanding shares of Common Stock, which is comprised of (a) 25,353,918 shares of Common Stock outstanding as of July 21, 2023, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, plus (b) 1,735,457 shares of Common Stock, issuable upon conversion of 1,735,457 shares of Convertible Preferred Stock, which are the subject of this registration statement.

(3)	Reflects the maximum number of shares of Common Stock issuable in exchange for all of the selling stockholder’s Convertible Preferred Stock, based on a one-for-one basis.
(4)

As reported on a Schedule 13D/A dated June 3, 2022, MAK Capital One L.L.C. (“MAK Capital”) beneficially owns 3,952,064 shares of common stock, inclusive of 1,735,457 shares of Common Stock issuable upon conversion of the Convertible Preferred Shares owned by MAK Capital Fund LP (“MAK Fund”) and MAK Capital Distressed Debt Fund I, LP (“MAK CDD Fund”), representing 14.6% of the outstanding shares on a fully diluted basis. Mr. Kaufman beneficially owns 4,133,991 shares of common stock, inclusive of the Convertible Preferred Shares, representing 15.3% of the outstanding shares on a fully diluted basis. MAK Fund beneficially owns 3,498,408 shares, representing 12.9% of the outstanding shares on a fully diluted basis. MAK CDD Fund beneficially owns 297,507 shares, representing 1.1% of the outstanding shares on a fully diluted basis.

MAK Capital acts as the investment manager of MAK Fund and MAK CDD Fund. Michael A. Kaufman is the managing member of MAK Capital. Each of MAK Fund and MAK CDD Fund shares voting power and investment power with MAK Capital and Mr. Kaufman. The address of MAK Capital One LLC, MAK CDD Fund and Mr. Kaufman is 590 Madison Avenue, 9th Floor, New York, NY 10022. The address of MAK Fund is c/o Dundee Leeds Management Services Ltd., 129 Front Street, Hamilton, HM 12, Bermuda.

(5)	Kaufman is the managing member of MAK Capital One LLC. Michael A. Kaufman is also the Chairman of the Board of Directors of the Company.

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell the shares of Common Stock covered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers, on a negotiated basis or otherwise;
•	through agents;
•	to or through underwriters, brokers or dealers (acting as agent or principals); or
•	through a combination of any of these methods.

In addition, the manner in which the selling stockholder may sell some or all of the share of Common Stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•

a block trade in which a broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the shares of Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from the selling stockholder to close out its short positions;

•	sell securities short and redeliver such shares to close out the short positions;
•

enter into option or other types of transactions that require the delivery of shares of Common Stock to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of Common Stock under this prospectus; or

•

loan or pledge the shares of Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The shares of Common Stock covered by this prospectus may be sold:

•	on any national securities exchange on which the shares of Common Stock may be listed at the time of sale;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of shares of Common Stock will state the terms of the offering of the shares of Common Stock, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities or other consideration and the net proceeds to be received by the selling stockholder from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.

The offer and sale of the shares of Common Stock described in this prospectus by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In addition to selling their shares of Common Stock under this prospectus, the selling stockholder may:

•	transfer their shares of Common Stock in other ways not involving market maker or established trading markets, including directly by gifts, distribution, or other transfer;
•	sell their shares of Common Stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell their shares of Common Stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholder, underwriters, dealers, agents and remarketing firms that participate in the distribution of the shares of Common Stock may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholder and any profits they receive on the resale of the shares of Common Stock may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholder and other persons participating in the sale or distribution of the shares of Common Stock will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and any of its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The selling stockholder is not restricted as to the price or prices at which we or it may sell the shares of Common Stock. Sales of such shares of Common Stock may have an adverse effect on the market price of the shares of Common Stock. Moreover, it is possible that a significant number of shares of Common Stock could be sold at the same time, which may have an adverse effect on the market price of the shares of Common Stock.

We cannot assure you that the selling stockholder will sell all or any portion of the shares of Common Stock offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the shares of Common Stock for their own account. The underwriters may resell the shares of Common Stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholder may offer the shares of Common Stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of shares of Common Stock, the obligations of the underwriters to purchase the offered shares of Common Stock will be subject to certain conditions contained in an underwriting agreement that the selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of Common Stock of the series offered if any of the shares of Common Stock are purchased, unless otherwise specified in connection with any particular offering of shares of Common Stock. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholder may designate agents to sell the shares of Common Stock. Unless otherwise specified in connection with any particular offering of shares of Common Stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholder may also sell the shares of Common Stock to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholder. These firms will remarket the shares of Common Stock upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the shares of Common Stock. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholder and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholder may enter into agreements with such underwriters or agents pursuant to which the selling stockholder receives outstanding shares of Common Stock in consideration for the shares of Common Stock being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell shares of Common Stock covered by this prospectus to hedge their positions in these outstanding shares of Common Stock, including in short sale transactions. If so, the underwriters or agents may use the shares of Common Stock received from the selling stockholder under these arrangements to close out any related open borrowings of shares of Common Stock.

In connection with the offering of securities, the selling stockholder may grant to underwriters an option to purchase additional securities with an additional underwriting commission.

Dealers

The selling stockholder may sell the shares of Common Stock to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such shares of Common Stock to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.

Direct Sales

The selling stockholder may choose to sell the shares of Common Stock directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase shares of Common Stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholder will enter into such delayed contracts only with institutional purchasers that the selling stockholder approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Pursuant to the Investor Rights Agreement, we have agreed to indemnify, in certain circumstances, the selling stockholder against certain liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

In connection with any offering of shares of Common Stock, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell shares of Common Stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of Common Stock in excess of the number of shares of Common Stock to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares of Common Stock made in an amount up to the number of shares of Common Stock represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of shares of Common Stock to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Common Stock through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Common Stock, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares of Common Stock in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

We have agreed to pay certain expenses, other than underwriting discounts and commissions, associated with sales of shares of Common Stock by the selling stockholder. The selling stockholder will pay any underwriting discounts or selling commissions.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Saint Louis, Missouri, will pass upon the validity of any shares of Common Stock sold under this prospectus. Certain Ohio law matters have been passed upon by Thompson Hine LLP, Cleveland, Ohio.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$5,651.83
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director or officer for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The Company’s certificate of incorporation, as amended, provides that a director or officer shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) of a director under Section 174 of the DGCL or (iv) for any transaction from which the director or officer derives an improper personal benefit. Article VIII of the Company’s bylaws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with the current directors of the Company and expects to enter into similar agreements with any director elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnification Agreements, the Company will indemnify a director of the Company (the “Indemnitee”) if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more stockholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnification Agreements require payment of expenses to the Indemnitee if the Indemnitee agrees to repay the amounts in the event that it is determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. In addition, the Indemnification Agreements provide various procedures and presumptions in favor of the Indemnitee’s right to receive indemnification under the Indemnity Agreement.

The Company may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company or entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the Code of Regulations. Under the Company’s directors and officers liability insurance policy, each director and certain officers of the Company are insured against certain liabilities.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Delaware Certificate of Incorporation of Agilysys, Inc. (incorporated herein by reference to Exhibit 3.2 to Agilysys, Inc.’s Current Report on Form 8-K filed February 9, 2022 (File No. 000-05734)).

4.2

Delaware Certificate of Designation of 5.25% Convertible Preferred Stock of Agilysys, Inc. (incorporated herein by reference to Exhibit 3.3 to Agilysys, Inc.’s Current Report on Form 8-K filed February 9, 2022 (File No. 000-05734)).

4.3

Certificate of Amendment to Certificate of Incorporation of Agilysys, Inc. (incorporated herein by reference to Exhibit 3.2 to Agilysys, Inc.’s Current Report on Form 8-K filed September 13, 2023 (File No. 000-05734)).

4.4	Delaware Bylaws of Agilysys, Inc. (incorporated by reference to Exhibit 3.4 to Agilysys, Inc.’s Current Report on Form 8-K filed February 9, 2022 (File No. 000-05734)).

4.5	First Amendment to Bylaws of Agilysys, Inc. (incorporated by reference to Exhibit 3.2 to Agilysys, Inc.’s Current Report on Form 8-K filed May 31, 2023 (File No. 000-05734)).

5.1**	Opinion of Bryan Cave Leighton Paisner LLP.

5.2**	Opinion of Thompson Hine LLP.

10.1

Investment Agreement, dated May 11, 2020, by and between Agilysys, Inc. and MAK Capital One L.L.C. (incorporated herein by reference to Exhibit 10.1 to Agilysys Inc.’s Form 8-K, filed on May 13, 2020 (File No. 000-05734)).

10.2

Registration Rights Agreement, dated May 22, 2020, by and among Agilysys, Inc., MAK Capital Fund L.P. and MAK Capital Distressed Debt Fund I, LP (incorporated herein by reference to Exhibit 10.1 to Agilysys Inc.’s Form 8-K, filed on May 26, 2020 (File No. 000-05734)).

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

23.3**	Consent of Thompson Hine LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 15th day of September, 2023.

AGILYSYS, INC.

By:	/s/ Ramesh Srinivasan
	Name:	Ramesh Srinivasan
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ramesh Srinivasan, William David Wood III and Chris J. Robertson, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, supplements and exhibits to this Registration Statement on Form S-3, and to any registration statement relating to this offering covered by this Registration Statement on Form S-3 and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2023.

Signature	Title

/s/ Ramesh Srinivasan	President, Chief Executive Officer and Director (Principal Executive Officer)
Ramesh Srinivasan

/s/ William David Wood III	Chief Financial Officer (Principal Financial Officer)
William David Wood III

/s/ Chris J. Robertson	Corporate Controller and Treasurer (Principal Accounting Officer)
Chris J. Robertson

/s/ Michael A. Kaufman	Chairman and Director
Michael A. Kaufman

/s/ Donald A. Colvin	Director
Donald A. Colvin

/s/ Gerald C. Jones	Director
Gerald C. Jones

/s/ John Mutch	Director
John Mutch

/s/ Melvin L. Keating	Director
Melvin L. Keating

/s/ Dana Jones	Director
Dana Jones